EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-6049) pertaining to the Interwest Home Medical, Inc. 1995 Stock Option Plan; 1995 Non- Employee Director Stock Option Plan; and 1995 Stock Purchase Plan of our report dated December 29, 1997 with respect to the consolidated financial statements of Interwest Home Medical, Inc., included in the Annual Report (Form 10-KSB) for the year ended September 30, 1997.


                                     Tanner + Company













Salt Lake City, Utah
January 12, 1998



















                                     -69-

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